Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated June 29, 2022, with respect to the audited financial statements of Aqua Power Systems, Inc. for the years ended March 31, 2022, and 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Hudgens CPA, PLLC

www.hudgenscpas.com

Houston, Texas

February 17, 2023